December 21, 2000



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re: Hibernia Corporation
    Current Report on Form 8-K
    Commission File No. 1-10294

Dear Sirs:

    Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

    Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, one such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

    Please call the undersigned at (504) 533-3299 if you have any questions concerning this filing.

                                      Very truly yours,



                                      Cathy E. Chessin
                                      Corporate Counsel and
                                      Assistant Secretary

CEC/mch
Enclosure

cc: John Kiesel

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2000
                                                 -----------------
                                                 December 21, 2000



                              Hibernia Corporation

                (Exact name of issuer as specified in its charter)




 Louisiana                      1-10294                      72-0724532
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333




Item 5.   Other Events.

    On December 21, 2000, Hibernia Corporation issued the news release attached hereto as Exhibit 99.9.

                                  EXHIBIT INDEX

Exhibit                                                            Page
Number                      Description                            Number

99.9              News Release issued by the Registrant
                  on December 21, 2000                               1


                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HIBERNIA CORPORATION

                                  (Registrant)

Date:  December 21, 2000                      By:  ________________________
                                                     Cathy E. Chessin
                                                     Corporate Counsel and
                                                     Assistant Secretary

MEDIA INQUIRIES:                                 INVESTOR INQUIRIES:
Jim Lestelle - Senior Vice President             Trisha Voltz - Vice President
and Manager, Corporate Communications            and Manager, Investor Relations
Office: (504) 533-5482; Home: (504) 410-8826     Office: (504) 533-2180;
E-mail: jlestelle@hibernia.com                   Home: (504) 779-1930
                                                 E-mail: tvoltz@hibernia.com

For IMMEDIATE Release
Dec. 21, 2000


                HIBERNIA CORPORATION PROVIDES FOURTH-QUARTER 2000

                                EARNINGS GUIDANCE

      NEW ORLEANS - Hibernia Corporation today announced that it expects fourth-quarter 2000 loan loss provision expense to be approximately $70 million, resulting in a full-year provision expense of approximately $120 million.

      This would result in fourth-quarter net income of approximately $17 million ($.10 per common share assuming dilution) and full-year net income of approximately $170 million ($1.04 per common share assuming dilution). Year over year, excluding securities transactions, the company expects EPS assuming dilution to be unchanged at $1.06.

      The company also provided guidance that it anticipates approximately $55 million in fourth-quarter net charge-offs, resulting in a year-end loan loss reserve of approximately $178 million. Nonperforming assets would approximate $90 million, resulting in a nonperforming asset ratio of approximately 0.75%.

      In his first announcement since being appointed CEO, J. Herbert Boydstun said, "Credit quality is job No. l at Hibernia. The actions we've taken today, our good core earnings and strong capital levels strengthen the foundation for 2001. Although the overall level of problem loans continues to decrease, the amount of loss that we've now been able to identify in certain nonperforming loans has increased. By adding to the provision and charging off some of these problem loans, we're demonstrating our commitment to building shareholder value." Boydstun also said the board anticipates paying a cash dividend of $.13 per common share in the first quarter.

      Based on the current economic outlook, Hibernia indicated that the loan loss provision could be in the $65 million to $75 million range next year.

      Hibernia, a Fortune 1000 company, has $16.2 billion in assets and 265 locations in 34 Louisiana parishes, 16 Texas counties and two Mississippi counties. Hibernia is the leader in Louisiana with 23.4% of deposits and in its Texas market area with 10.7%. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.

--------------------------------------------------------------------------------
                           Forward-Looking Statements

--------------------------------------------------------------------------------
      Statements in this news release that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Hibernia's financial results is included in its filings with the Securities and Exchange Commission.